EXHIBIT 12

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                              (dollars in millions)

                                                                                           Year Ended December 31,
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                                                                         1997          1998          1999         2000        2001
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
Earnings:
 1.  Income (loss) before income taxes                                $ 1,239       $   (77)      $(1,415)      $  900      $  333
 2.  Add: Fixed charges excluding capitalized interest (Line 10)        5,959         6,954         3,654        3,027       1,928
 3.  Less: Equity in undistributed income of unconsolidated
       subsidiaries and affiliates                                       (117)           15            75           42         264
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 4.  Earnings including interest on deposits                            7,315         6,862         2,164        3,885       1,997
 5.  Less: Interest on deposits                                         2,076         2,195         1,424          998         641
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 6.  Earnings excluding interest on deposits                          $ 5,239       $ 4,667       $   740       $2,887      $1,356
==================================================================================================================================
Fixed Charges:
 7.  Interest expense                                                 $ 5,926       $ 6,919       $ 3,612       $2,988      $1,912
 8.  Estimated interest component of net rental expense                    33            35            42           39          16
 9.  Amortization of debt issuance expense                                 --            --            --           --          --
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10.  Total fixed charges including interest on deposits and
       excluding capitalized interest                                   5,959         6,954         3,654        3,027       1,928
11.  Add: Capitalized interest                                             --            --            --           --          --
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12.  Total fixed charges                                                5,959         6,954         3,654        3,027       1,928
13.  Less: Interest on deposits (Line 5)                                2,076         2,195         1,424          998         641
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14.  Fixed charges excluding interest on deposits                     $ 3,883       $ 4,759       $ 2,230       $2,029      $1,287
==================================================================================================================================
Consolidated Ratios of Earnings to Fixed Charges:
Including interest on deposits (Line 4/Line 12)                          1.23           .99           N/A         1.28        1.04
==================================================================================================================================
Excluding interest on deposits (Line 6/Line 14)                          1.35           .98           N/A         1.42        1.05
==================================================================================================================================

For the years ended December 31, 1999 and 1998, earnings, as defined, did not cover fixed charges, including and excluding interest on deposits by $1,490 million and $92 million, respectively, as a result of a net loss recorded during the period.

N/A--Not Applicable.


                               Bankers Trust Corporation and its Subsidiaries 61